Exhibit 10.14
Helios & Matheson
Ganga Griha
6-D Nungambakkam High Road
Chennai 600034
India
March 26, 2007
Helios & Matheson North America Inc.
(formerly The A Consulting Team, Inc.)
200 Park Avenue South
Suite 901
New York, NY 10003

Re:	Authorization to Use “Helios & Matheson” Name, related trademarks, service marks and service names (collectively, the “Helios & Matheson Intellectual Property Rights”)
To Board of Directors:
     For good and valuable consideration, the sufficiency and receipt of which is hereby accepted and acknowledged, Helios & Matheson Information Technology Ltd., a corporation organized under the laws of India (“Helios & Matheson”), hereby grants Helios & Matheson North America Inc. (formerly The A Consulting Team, Inc.) (the “Company”), a New York Corporation and each of its subsidiaries a non-exclusive, worldwide right to use the Helios & Matheson Intellectual Property Rights on a royalty free basis.
     Helios & Matheson shall have the right to terminate the Company’s right to use the Helios & Matheson Intellectual Rights upon each of the following events:
(i)	the Company duly and properly effectuates a change of the Company’s corporate name which change is not consented to or approved by Helios & Matheson.

(ii)	the Company consummates a business combination or merger, pursuant to which the Company is not the surviving corporation, or the Company consummates a sale of all or substantially all of its assets without the consent or approval of Helios & Matheson.

Exhibit 10.14
Board of Directors
March 26, 2007

(iii)	the Company files or becomes a debtor subject to a bankruptcy proceeding which proceeding or filing was not commenced by Helios or Matheson or consented to by Helios & Matheson.
     Subject to Helios & Matheson’s right to terminate the Company’s right to use the Helios & Matheson Intellectual Property Rights set forth in the preceding paragraph the Company shall have a perpetual right to use the Helios & Matheson Intellectual Property Rights.
     This agreement contains the entire agreement between the Company and Helios & Matheson regarding the Helios & Matheson Intellectual Property Rights and this agreement supersedes any prior oral or written agreements or undertakings between the Company and Helios & Matheson regarding the Helios & Matheson Intellectual Property.

Very truly yours, Helios & Matheson Information Technology Ltd.
By:	/s/ V. Ramachandiran
V. Ramachandiran
Chairman